UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2012

A123 Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34463	04-3583876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

A123 Systems, Inc. 200 West Street Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-778-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01                                           Entry into a Material Definitive Agreement.

On May 11, 2012, A123 Systems, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with institutional investors (the “Purchasers”). Pursuant to the terms of the Purchase Agreement, the Company has agreed to sell to the Purchasers $50.0 million aggregate principal amount of unsecured, senior convertible notes (the “Notes”) and warrants to purchase shares of the Company’s common stock equal to 30% of the number of shares underlying the Notes assuming conversion at the initial conversion price (the “Warrants”).

In the Purchase Agreement, the Company has agreed, among other things, (i) to certain restrictions on its ability to issue any securities until May 11, 2013, subject to certain exceptions, and (ii) not to enter into a variable rate transaction at any time while the Notes are outstanding.

The offering is expected to close on or about May 18, 2012, subject to the satisfaction of customary closing conditions.

Description of Notes

The Notes bear interest at a rate of 6.00% per year, subject to certain adjustments, and mature in July 2013. The Notes are convertible, at the Purchasers’ option, into shares of the Company’s common stock initially at a fixed conversion price, subject to certain adjustments. The Company is required to repay the Notes in semi-monthly installments (the date of each such installment payment being an “Installment Date”) commencing on July 1, 2012.  The Company may settle interest and amortization payments in common stock of the Company, subject to certain conditions. The Purchasers also have certain voluntary conversion rights.

There are twenty-six Installment Dates scheduled to begin on July 1, 2012 and thereafter on the 1st and 15th of each month.  The amortization payment on each Installment Date is 1/28th of the principal amount,  subject to certain adjustments, provided that the amortization payment on the July 1, 2012 and July 15, 2012 Installment Dates will be 2/28th of the principal amount.

The initial conversion price of the Notes is 115% of the closing price of the Company’s common stock on May 11, 2012, or $1.18 per share.  Pursuant to the promissory note governing the Notes, the Company has the right to make amortization or interest payments and redemption payments in shares of its common stock at a price equal to the lesser of the applicable conversion price and 82% of the Market Price of the Company’s common stock on the applicable interest date or amortization installment date.  The “Market Price” means the volume weighted average price of the Company’s common stock on each of the five trading days immediately preceding the applicable date, but in no event greater than the volume weighted average price of the Company’s common stock on the trading day immediately preceding the applicable date.

The Company has agreed to deposit $25.0 million of the expected proceeds of the Notes into a bank account subject to an account control agreement that will be released upon (i) the Company obtaining, on or prior to June 30, 2012, shareholder approval of the issuance of shares of the Company’s common stock in connection with the conversion, interest payments and amortization of the Notes and (ii) the effectiveness, on or prior to August 9, 2012, of a registration statement covering the shares of common stock underlying the Notes and the Warrants on or prior to August 9, 2012. If shareholder approval of the transaction is not obtained on or prior to June 30, 2012 or the registration statement has not been declared effective by the Securities and Exchange Commission on or prior to August 9, 2012, the Purchasers will have the right to require the Company to redeem all or any portion of $25.0 million aggregate principal amount at a price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest from the proceeds in the control account.  The $25.0 million of proceeds expected to be received at the closing subject to the account control agreement will not be available to the Company prior to the Company obtaining shareholder approval and the declaration of effectiveness of the registration statement by the Securities and Exchange Commission on or prior to August 9, 2012.

The Purchasers will also have the right at any time, and from time to time, after August 15, 2012, to elect to convert up to $30.0 million aggregate principal amount of Notes at a price equal to 85% of the closing price of the Company’s common stock on the trading day immediately preceding the conversion date; provided, however, that the Purchasers may not convert more than $3.5 million aggregate principal amount of the Notes on any given trading date.

The Notes may not be converted if, after giving effect to the conversion, the Purchasers together with their affiliates would beneficially own in excess of 4.99% of the outstanding shares of the Company’s common stock (the “Maximum Percentage”). The Maximum Percentage may be raised to any other percentage not in excess of 9.99% at the option of the Purchasers, upon at least 61-days’ prior notice to the Company, or lowered to any other percentage, at the option of the Purchasers, at any time.

In no event will the Company issue more than 19.9% of the number of shares of the Company’s outstanding common stock on the closing date in respect of the Notes as a result of conversions, amortization or interest payments, or redemptions unless prior shareholder approval has been obtained, except as a result of stock splits or similar events.

In the event of a change of control (as defined), the holders of the Notes will have the option to cause the Company to redeem the Notes at the greater of 100% of the par value of the Notes then outstanding plus interest on the notes payable through maturity and the value of the Notes on an as converted basis.

The Notes contain certain covenants and restrictions, including, among others, that, for so long as the Notes are outstanding, the Company will not incur any indebtedness (other than permitted indebtedness under the Notes), permit liens on its properties (other that permitted liens under the Notes), make payments on junior securities, make dividends or transfer certain assets. Events of default under the Notes include, among others events, failure to pay principal or interest on the Notes or comply with certain covenants under the Notes and cross defaults to other material indebtedness.

Warrants

The Warrants have a strike price equal to 125% of the closing price of the Company’s common stock on May 11, 2012, or $1.29 per share.  In the event of a fundamental change, the Purchasers are entitled to a fair value settlement for the lost option value based on a Black-Scholes-based calculation. The Warrants may not be exercised for six months from the date of issuance. The Warrants are subject to customary anti-dilution adjustments; however, until shareholder approval of the transaction is obtained, in no event will such adjustments result in a strike price less than the closing bid price of the Company’s common stock on May 10, 2012, or $1.11 per share.

The Warrants may not be exercised if, after giving effect to the exercise, the Purchasers together with their affiliates would beneficially own in excess of the Maximum Percentage of 4.99%. The Maximum Percentage may be raised to any other percentage not in excess of 9.99% at the option of the holder of the Warrants, upon at least 61-days’ prior notice to the Company, or lowered to any other percentage, at the option of the Purchasers, at any time.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company will enter into a Registration Rights Agreement with the Purchasers pursuant to which the Company will agree to register the shares of common stock underlying the Notes and Warrant. The Company will agree to file a registration statement with respect the shares of common stock initially underlying the Notes and Warrant as soon as practicable. If the Company fails to register the appropriate number of shares of common stock, or fails to file the registration statements on a timely basis or the registration statements are not declared effective within 60 days (or 75 days if reviewed by the Securities and Exchange Commission) after the date of the issuance of the Notes, or maintained, or if all of so registered shares of common stock cannot be sold on any date after such registration statement is declared effective, the Company will agree to make a cash payment to the Purchasers equal to 2% of the then-outstanding principal amount of the Notes, and accrued but unpaid interest thereon.

The foregoing descriptions of the Purchase Agreement, the Notes, the Warrants, and the Registration Rights Agreement, are summaries, and are qualified in their entirety by reference to such documents, which are filed herewith as Exhibits 10.1, 4.1, 4.2, and 4.3 respectively, and are incorporated herein by reference.

Amendment to Credit Agreement

On May 11, 2012, the Company and A123 Securities Corporation, a wholly-owned subsidiary of the Company (together with the Company, the “Companies”), Silicon Valley Bank (the “Bank”), as administrative agent, letter of credit issuer and lender, and the other financial institutions from time to time party thereto as lenders (collectively with the Bank, the “Lenders”) entered into the Second Amendment (the “Amendment”) to that certain Credit Agreement (the “Credit Agreement”), dated as of September 30, 2011, by and between the Companies and the Lenders (as amended by the First Amendment to the Credit Agreement dated as of March 6, 2012, the “Agreement”).

The following is a summary of the material terms of the amendments to the Agreement as set forth in the Amendment:

•                  No further revolving extensions of credit (including under the Borrowing Base) are permitted under the Agreement.

•                  Up to $15,000,000 of cash-collateralized letters of credit may be issued under the Agreement.

•                  The Companies are no longer required to maintain a Consolidated Tangible Net Worth (as defined in the Credit Agreement).

•                  The dollar threshold for a Liquidity Event (as defined in the Agreement), which triggers various reporting and other requirements as provided under the Agreement, was decreased from $75,000,000 to $60,000,000.

•                  The amount of liquidity (customarily defined) that the Borrower must maintain was decreased from $50,000,000 to $40,000,000.

•                  The Companies are permitted to enter into the transactions described above.

The Amendment contains customary representations and warranties by and on behalf of the Companies.  In connection with the entry into the Amendment, the Company paid to the Bank, as administrative agent, a fee of $50,000.

The foregoing description of the Amendment is a summary and is qualified in its entirety by reference to the Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three-month period ending March 31, 2012. A summary of the material terms of the Credit Agreement and the First Amendment to the Credit Agreement are contained in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on October 4, 2011 and March 8, 2012, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

A list of exhibits is set forth in the Exhibit Index which immediately precedes such Exhibits and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2012	A123 SYSTEMS, INC.

/s/ Eric J. Pyenson
Eric J. Pyenson
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

4.1	Form of 6.00% Senior Convertible Note due 2013
4.2	Form of Warrant
4.3

Form of Registration Rights Agreement by and between A123 Systems, Inc. Hudson Bay Master Fund Ltd., J.P.Morgan Omni SPC, Ltd., Tenor Special Situations Fund, L.P., Parsoon Special Situation Ltd., Tenor Opportunity Master Fund, Ltd., and Aria Opportunity Fund, Ltd.

10.1

Securities Purchase Agreement, dated as of May 11, 2012, by and between A123 Systems, Inc., Hudson Bay Master Fund Ltd., J.P.Morgan Omni SPC, Ltd., Tenor Special Situations Fund, L.P., Parsoon Special Situation Ltd., Tenor Opportunity Master Fund, Ltd., and Aria Opportunity Fund, Ltd.